Exhibit 10.1.49

EXECUTION VERSION

LETTER AGREEMENT

LETTER AGREEMENT (this “Agreement”), dated as of November 6, 2020, between, Gogo Inc., a Delaware corporation (the “Company”), and each of the parties identified on Schedule I hereto (each, a “Purchaser” and collectively, the “Purchasers”).

RECITALS

WHEREAS, on and subject to the terms and conditions set forth in the purchase agreement (the “Notes Purchase Agreement”), dated as of November 6, 2020, between Gogo Intermediate Holdings LLC, a Delaware limited liability company (“Holdings”), Gogo Finance Co. Inc., a Delaware corporation (the “Co-Issuer” and, together with Holdings, the “Issuers”), the Guarantors (as defined in the Notes Purchase Agreement), and the Purchasers, the Issuers agreed to issue and sell to the Purchasers $50,000,000 aggregate principal amount of 9.875% Senior Secured Notes due 2024 of the Issuers (the “Notes”), to be issued pursuant to the indenture, dated as of April 25, 2019, among the Issuers, each of the guarantors party thereto and U.S. Bank National Association, as trustee and collateral agent (as amended and supplemented from time to time, the “Indenture”) (such issuance and sale of Notes, the “Offering”); and

WHEREAS, on August 31, 2020, the Company entered into a Purchase and Sale Agreement (the “CA Purchase Agreement”) with Intelsat Jackson Holdings S.A., a societe anonyme (“Buyer”), pursuant to which, subject to the satisfaction of the conditions set forth in the CA Purchase Agreement, the Company will sell to Buyer all of the issued and outstanding units of Gogo LLC, a Delaware limited liability company, and Gogo International Holdings LLC, a Delaware limited liability company, for a purchase price of $400 million in cash, subject to certain adjustments (the “CA Sale Transaction”).

NOW, THEREFORE, in consideration of the mutual promises and of the mutual covenants, representations, warranties and obligations hereinafter set forth, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

ARTICLE I

COVENANTS

1.1Company Covenants.

(a)If (i) the Offering is consummated, pursuant to the terms of the Notes Purchase Agreement, and (ii) by 5:00 p.m., New York City time, on May 5, 2021 (the “Equity Issuance Deadline”), the CA Sale Transaction has not been completed, then, subject to the terms and conditions hereof, the Company agrees with each of the Purchasers that it shall engage in one or more transactions (which transactions may, but need not, involve a primary issuance of securities for cash)

involving shares of the Company’s common stock or other equity securities (including securities convertible into equity securities but not including any instruments with mandatory redemption features) of the Company (collectively, “Equity Securities”), which transactions result in net proceeds of at least $20.0 million in the aggregate (the “Qualifying Equity Issuance Condition”).

(b)For purposes of determining whether the Qualifying Equity Issuance Condition has been satisfied:

(i)with respect to Equity Securities issued for cash, the net proceeds of such issued Equity Securities shall be equal to the total cash proceeds received by the Company, less any costs and expenses (including underwriters’ or initial purchasers’ fees, discounts or commissions) incurred in connection with such issuance, and such net proceeds shall have been provided to Holdings in the form of a common equity capital contribution or the purchase of units or other equity interests of Holdings (other than units or equity with a maturity date, mandatory redemption date or other similar features);

(ii)with respect to all other issuances of Equity Securities, the net proceeds of such issued Equity Securities shall be equal to the value of the savings generated, services or assets received or cash recouped by Holdings or its “Restricted Subsidiaries” (as defined in the Indenture) in connection with such issuance, based on (A) the reasonable good faith determination of the disinterested members of the Company’s board of directors, whose determination shall be conclusive if evidenced by a validly adopted resolution of such directors or (B) such other evidence as shall be reasonably satisfactory to the Purchasers; and

(iii)any issuance of Equity Securities that is contemplated by the Company’s financial projections and forecasts for the fiscal year ending December 31, 2021, set forth in Schedule II hereto, that were previously provided to any of the Purchasers shall be disregarded.

(c)Promptly following satisfaction of the Qualifying Equity Issuance Condition, an officer of the Company shall deliver a certificate to each of the Purchasers that describes the transaction(s) that satisfy the Qualifying Equity Issuance Condition, in form and substance reasonably satisfactory to each Purchaser.

(d)The Company agrees to take, or cause to be taken, all actions and to do or cause to be done all other things necessary, proper or advisable in order for such party to fulfill and perform their respective obligations in respect of this Agreement, to cause the conditions to its obligations set forth herein to be fulfilled and otherwise to consummate and make effective the transactions contemplated by this Agreement, including, but not limited to, amending and supplementing the Indenture to permit the issuance of the Additional Notes (as defined below) by the Issuers.

1.2Failure to Satisfy the Qualifying Equity Issuance Condition. If the Offering is consummated, pursuant to the terms of the Notes Purchase Agreement, and both the CA Sale Transaction has not been completed and the Qualifying Equity Issuance Condition has not been satisfied by the Equity Issuance Deadline:

(a)the Company shall cause the Issuers to issue to each Purchaser additional 9.875% Senior Secured Notes due 2024 (“Senior Secured Notes”) of the Issuers (the “Additional Notes” and, together with the Notes, the “Total Notes”), which shall trade under the same CUSIP number as the Notes, in an aggregate principal amount set forth in Schedule I hereto (the “Additional Notes Issuance”) by no later than May 7, 2021; provided that, if, as of May 7, 2021, the Issuers are required to issue Additional Notes pursuant to this Section 1.2(a)(i), but are not permitted to issue such Additional Notes pursuant to any contractual restrictions, including under the Indenture, the Company shall, not later than the close of business on May 7, 2021, pay each Purchaser cash (in immediately available funds) in an amount equal to the aggregate principal amount of Additional Notes that would have otherwise been issued to each Purchaser; and

(b)each Purchaser shall have the right, at anytime from December 15, 2021 until the maturity date of the Senior Secured Notes (as set forth in the Indenture), to sell an aggregate principal amount of Senior Secured Notes equal to the aggregate principal amount of such Purchaser’s Total Notes to the Issuers, and the Issuers shall be required to purchase all of such Senior Secured Notes, at a price equal to the aggregate principal amount of such Senior Secured Notes, plus accrued and unpaid interest to (but not including) the applicable repurchase date.

1.3Purchaser Covenants. Each Purchaser agrees to use all commercially reasonable efforts to take, or cause to be taken, all actions and to do or cause to be done all other things necessary, proper or advisable in order for such party to fulfill and perform their respective obligations in respect of this Agreement, to cause the conditions to its obligations set forth herein to be fulfilled and otherwise to consummate and make effective the transactions contemplated by this Agreement, including, but not limited to, consenting in respect of all Senior Secured Notes of the Issuers beneficially owned by such Purchaser to any amendment to the Indenture to permit the incurrence of the Additional Notes by the Issuers if so requested by the Company or the Issuers.

ARTICLE II

TERMINATION

2.1Termination.  This Agreement may be terminated by (i) mutual written consent of the Company and each of the Purchasers or (ii) the Company if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a nonappealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement.

2.2Drop-Dead Date.  This Agreement shall terminate automatically if the purchase and sale contemplated by this Agreement has not been consummated by 4:00 p.m., New York City time, on November 13, 2020.

2.3Effects of Termination.  In the event of termination of this Agreement pursuant to Section 2.1 hereof, this Agreement shall become void and have no effect, without any liability to any person in respect hereof, except for any liability resulting from such party’s breach of this Agreement.

ARTICLE III

MISCELLANEOUS

3.1Notices.  All notices, requests, consents and other communications hereunder to any party shall be in writing (including electronic or facsimile transmission) and shall be delivered:

(i)if to the Company:

Gogo Inc.

111 N. Canal Street

Chicago, IL 60606

Attn:  General Counsel

with a copy to:

Debevoise & Plimpton LLP
919 Third Avenue
New York, NY 10022
Attn: Matthew E. Kaplan

Fax:  (212) 521-7334
Telephone:  (212) 909-7334
e-mail:  mekaplan@debevoise.com

(ii)if to any Purchaser, to the address of such Purchaser specified on Schedule I hereto;

or such other address or facsimile number or e-mail address as any party may hereafter specify for the purpose by notice to the other party.  All such notices, requests, consents and other communications shall be deemed received on the date of receipt by the recipient.

3.2Confidentiality; Public Announcements.  Except as required by applicable securities or other laws or compulsory legal process, the Company and each of the Purchasers shall keep, and shall cause each of their respective affiliates and advisors to keep, the terms of this Agreement and the transactions contemplated hereby confidential, and shall not make, and shall cause their affiliates and advisors not to make, any public announcement in respect of this Agreement or the transactions contemplated hereby without the prior written consent of the other parties hereto.

3.3Amendments and Waivers.  This Agreement may be amended, modified, supplemented or waived only upon the written agreement of the Company and the party against whom enforcement of such amendment, modification, supplement or waiver is sought.

3.4Assignment.  Neither the Company nor any Purchaser shall assign all or any part of this Agreement without the prior written consent of the other party, except that any Purchaser may assign its rights and obligations under this Agreement (in whole or in part) to another party that is a fund or account under common management with such Purchaser.

3.5Entire Agreement.  This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

3.6Governing Law and Submission to Jurisdiction.  This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of New York.  With respect to any suit, action or proceeding against it arising out of or relating to this Agreement, each of the Purchasers and the Company irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Courts in each case located in the Borough of Manhattan, City and State of New York.  In addition, each of the Purchasers and the Company irrevocably waives any objection which it may now or hereafter have to the laying of venue of such suit, action or proceeding brought in any such court and irrevocably waive any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

3.7Survival.  All representations, warranties and covenants contained herein or made in writing by the Company or any of the Purchasers in connection with the transactions contemplated by this Agreement shall survive the execution and delivery of this Agreement.

3.8Counterparts.  This Agreement may be executed in any number of counterparts, which may be delivered by facsimile or electronic transmission, each of which shall be an original, but all of which together shall constitute one instrument.  All signatures need not appear on any one counterpart.  Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “.pdf” or “.tif”) shall be effective as delivery of a manually executed counterpart thereof.

3.9Severability.  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.  The parties shall, to the extent lawful and practicable, use their commercially reasonable efforts to enter into arrangements to reinstate the intended benefits, net of the intended burdens, of any such provision held invalid, illegal or unenforceable.

3.10Further Assurances.  Each party hereto agrees to use all commercially reasonable efforts to execute and deliver to the other party such further instruments and to take such further actions as the other party may reasonably deem necessary to fully effectuate the intent and purposes of this Agreement.

3.11Headings.  The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

Gogo Inc.

By:  /s/ Marguerite M. Elias
Name: Marguerite M. Elias
Title:   Executive Vice President,

General Counsel and Secretary

[Signature Page to Letter Agreement]

This Agreement is hereby accepted and agreed to as of the date hereof.

CAPITAL RESEARCH AND MANAGEMENT COMPANY, for and on behalf of the funds and accounts managed or advised by it or its affiliates and listed on Schedule I hereto, each as a Purchaser

By:    /s/ Kristine M. Nishiyama
         Name:  Kristine M. Nishiyama
         Title:  Authorized Signatory

[Signature Page to Letter Agreement]

This Agreement is hereby accepted and agreed to as of the date hereof.

Westminster Debt VIII Aggregator LLC, as a Purchaser

By:   /s/ Marc G. Puglia
         Name: Marc G. Puglia
         Title: Authorized Signatory

[Signature Page to Letter Agreement]

This Agreement is hereby accepted and agreed to as of the date hereof.

Cardinal Fund L.P., By: HPS Investment Partners, LLC, as Investment Manager, as a Purchaser

By:  /s/ Serge Adam
Name: Serge Adam
Title: Managing Director

Signature Page to Letter Agreement

This Agreement is hereby accepted and agreed to as of the date hereof.

Credit Value Master Fund V Subsidiary, Ltd., By: HPS Investment Partners, LLC, as its Investment Manager, as a Purchaser

By:  /s/ Serge Adam
Name: Serge Adam
Title: Managing Director

Signature Page to Letter Agreement

This Agreement is hereby accepted and agreed to as of the date hereof.

Credit Value Ontario Fund V Subsidiary, L.P., By: HPS Investment Partners, LLC, as investment manager, as a Purchaser

By:  /s/ Serge Adam
Name: Serge Adam
Title: Managing Director

Signature Page to Letter Agreement

This Agreement is hereby accepted and agreed to as of the date hereof.

Institutional Credit Fund Subsidiary, L.P., By: HPS Investment Partners, LLC, its Investment Manager, as a Purchaser

By:  /s/ Serge Adam
Name: Serge Adam
Title: Managing Director

Signature Page to Letter Agreement

This Agreement is hereby accepted and agreed to as of the date hereof.

HPS Mauna Kea Fund, L.P., By: HPS Investment Partners, LLC, as investment manager, as a Purchaser

By:  /s/ Serge Adam
Name: Serge Adam
Title: Managing Director

Signature Page to Letter Agreement

This Agreement is hereby accepted and agreed to as of the date hereof.

Florida Power & Light Company Qualified Decommissioning Trusts for Turkey Point and St. Lucie Nuclear Plants, By: HPS Investment Partners, LLC, as Investment Manager, as a Purchaser

By:  /s/ Serge Adam
Name: Serge Adam
Title: Managing Director

Signature Page to Letter Agreement

This Agreement is hereby accepted and agreed to as of the date hereof.

Sandlapper Credit Fund, L.P., By: HPS Investment Partners, LLC, Its Investment Manager, as a Purchaser

By:  /s/ Serge Adam
Name: Serge Adam
Title: Managing Director

Signature Page to Letter Agreement

This Agreement is hereby accepted and agreed to as of the date hereof.

Credit Value Master Fund VI, L.P., By: HPS Investment LLC, its Investment Manager, as a Purchaser

By:  /s/ Serge Adam
Name: Serge Adam
Title: Managing Director

Signature Page to Letter Agreement

This Agreement is hereby accepted and agreed to as of the date hereof.

ZALICO VL Series Account – 2, By: HPS Investment Partners, LLC, as Investment Manager, as a Purchaser

By:  /s/ Serge Adam
Name: Serge Adam
Title: Managing Director

Signature Page to Letter Agreement